EXHIBIT 99.1
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                SUMNER REDSTONE TO ASSUME ADDED RESPONSIBILITIES
                      AS CHIEF EXECUTIVE OFFICER OF VIACOM


   Company Creates New Executive Committee Consisting of Key Company Managers

         Changes Aimed at Creating More Aggressive, Hands-On Management
                    to Capitalize on Business Opportunities

N.Y., N.Y., (January 17, 1996) -- Sumner M. Redstone, Chairman of the Board of Viacom Inc. (Amex: VIA and VIAB) announced today that he is taking on the additional responsibilities of Chief Executive Officer of the Company, replacing Frank J. Biondi, Jr., effective immediately. Mr. Biondi, who had served as President and CEO of Viacom since 1987, will be leaving the Company.

Mr. Redstone said that Viacom has created a new Executive Committee. The Executive Committee will be responsible for developing and executing strategies to strengthen the overall Company, as well as coordinating the flow of information between Viacom's business units and pursuing company-wide initiatives. Many of the decisions Viacom makes as a Company affect more than one division, and the Executive Committee will help ensure that the Companys management expertise is spread across all of the operating units of the Company to benefit the entire corporation.

Mr. Redstone stated, We live in a world of dramatic international expansion; a world where the technological revolution is accelerating rapidly; and, we live in a world where there is an awesome and growing concentration of power. Meanwhile, Viacoms operations are farflung and more diverse, ranging from a challenging studio business on the West coast to rapidly evolving business ventures throughout the world. In that world, an entrepreneurial, aggressive, responsive, hands-on management style is the most effective way to capitalize on the enormous opportunities of Viacom. The changes I am announcing today will create just that kind of management.

The  new Executive  Committee will be comprised of, in addition to Mr. Redstone:
     Steven R. Berrard, President and Chief Executive Officer of Blockbuster Entertainment Group Philippe Dauman, Executive Vice President, General Counsel and Chief Administrative Officer, Viacom Inc. Jonathan L. Dolgen, Chairman of Viacom Entertainment Group Tom Dooley, Executive Vice President, Finance, Corporate Development and Communications, Viacom Inc. Tom Freston, Chairman and Chief Executive Officer of MTV Networks Edward D.

     Horowitz, Senior Vice President Technology, Viacom Inc. and Chairman and Chief Executive Officer of Viacom Interactive Media Jonathan Newcomb, President and Chief Executive Officer of Simon & Schuster.

In addition to the creation of the new Executive Committee, Mr. Redstone has appointed Mr. Dauman and Mr. Dooley Deputy Chairmen, roles they will assume in addition to their current positions as Executive Vice Presidents. Mr. Dauman is currently a member of the Board of Viacom and Mr. Dooley will become a member of the Board effective immediately.

Mr.  Redstone  stated,   "I  want  to  thank  Frank  Biondi  for  his  important
contributions to Viacom over the years. He has helped us to become the success we are today, and I wish him the best of luck in his future endeavors.

Mr. Redstone continued, "Todays organizational changes will make Viacom more nimble and more aggressive. They will allow us to streamline our decision-making process and allow us to more quickly take advantage of the myriad opportunities, as well as to respond more rapidly to, the challenges that exist both domestically and internationally. With the industry undergoing dramatic changes and unprecedented consolidation, nothing less can be acceptable. We have made enormous progress in achieving our vision for the Company, but what has been accomplished is not enough. Our Company is strong. It has the most powerful collection of entertainment brands in the industry and we've never had greater opportunities. We need to seize these opportunities quickly and we intend to.

"We are fortunate that Viacom has remarkable management depth and breadth and today's changes are designed to take advantage of those strengths and to exploit them aggressively," Mr. Redstone continued. "The creation of the new Executive Committee will strengthen the ability of our senior executives to make decisions as quickly and expeditiously as possible. I look forward to the opportunity to work even more closely with our senior management team -- each of whom is more than qualified to run his own public company -- and take an even greater hands on role in the direction of the Company than in the past.

Our senior executives who will constitute the Executive Committee, Steve Berrard, Philippe Dauman, Jonathan Dolgen, Tom Dooley, Tom Freston, Ed Horowitz and Jon Newcomb, are some of the most creative executives in their respective fields. Under their guidance, Viacom has strengthened its leadership positions in every one of our businesses. Based on their outstanding track records and shared ambitious goals for the Company, I am confident that Viacom will move forward to new heights."

"I have worked with Philippe Dauman and Tom Dooley for almost ten years and I am pleased to name them Deputy Chairmen of Viacom, in addition to their current roles as Executive Vice Presidents. They are extremely talented executives and will help execute our corporate strategies expertly.

Philippe Dauman, 41, has been Executive Vice President, General Counsel and Chief Administrative Officer of Viacom since March 1994 and also serves on the Boards of Viacom subsidiaries Spelling Entertainment and Discovery Zone. He has been a member of Viacoms Board of Directors since 1987 and a Director of Viacoms parent National Amusements since 1993. Prior to joining Viacom as General Counsel, Mr. Dauman was a partner of the New York based law firm of Shearman & Sterling, where he had spent his entire legal career, and had served as principal outside counsel to Viacom.

Thomas Dooley, 39, has been Executive Vice President, Finance, Corporate Development and Communications of Viacom since March 1994. Mr. Dooley has been at Viacom for 16 years and has held various financial and operating positions throughout the Company including Senior Vice President, Corporate Development, President, Interactive Television, Vice President, Finance and Treasurer and Director of Corporate Financial Planning. Mr. Dooley also serves as a Director of Starsight Telecast, Inc.

Steve Berrard, 41, has served as President and Chief Executive Officer of Blockbuster Entertainment Group since 1993. The division includes Blockbuster Video, Blockbuster Music, Showtime Networks, Paramount Parks, SpellingEntertainment Group, Virgin Interactive Entertainment and Discovery Zone. Mr. Berrard has held various positions at Blockbuster since joining the Company in 1987 including Senior Vice President-Chief Financial Officer and Vice Chairman.

Jonathan Dolgen, 50, has been Chairman, Viacom Entertainment Group, which oversees the operations of the Paramount Motion Picture Group and the Paramount Television Group, since 1994. Prior to joining the Company, Mr. Dolgen served as President of Sony Pictures Entertainment Motion Picture Group and was a member of Sony Pictures Board of Directors. Earlier in his career, he held the positions of Chairman of Twentieth Television, a subsidiary of Twentieth Century Fox, and Executive Vice President of Columbia Pictures.

Tom Freston, 50, has held the position of Chairman and Chief Executive Officer of MTV Networks since 1989. Mr. Freston was a member of the original team that launched MTV in 1981 and has played a key role in extending the Companys brands into new businesses including licensing, merchandising, barter syndication sales and international program syndication.

Ed Horowitz, 48, has been Senior Vice President, Technology for Viacom since 1988 and Chairman and Chief Executive Officer of Viacom Interactive Media since 1994. Mr. Horowitz has been one of the nations pioneers in attempting to establish a digital standard for compression for the transmission of High Definition Television (HDTV). He is a member of the Special Panel which will assist the Advisory Committee on Advanced Television Service in formulating a system recommendation to the Federal Communications Commission.

Jonathan Newcomb, 49, was appointed President and Chief Executive Officer of Simon & Schuster in 1994 after serving as President and Chief Operating Officer for three years. Prior to joining Simon & Schuster, Mr. Newcomb spent fourteen years at McGraw-Hill, where after holding various positions, he became President of McGraw-Hills Financial and Economic Information Group.

Viacom Inc. is one of the worlds largest entertainment and publishing companies and a leading force in nearly every segment of the international media marketplace. The operations of Viacom include Blockbuster; MTV Networks; Paramount Parks, Paramount Pictures; Paramount Television; Showtime Networks Inc.; Simon & Schuster; Viacom Interactive Media; cable systems serving 1.2 million customers; as well as radio and television stations, and movie screens in 11 countries. Viacom also has a majority interest in Spelling Entertainment Group and a substantial interest in Comedy Central; Discovery Zone; and USA Networks, including the Sci-Fi Channel. National Amusements Inc., a closely held corporation which owns and operates close to 1,000 movie screens in the U.S. and the U.K., is the parent company of Viacom Inc.



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Contact:        Carl Folta/Viacom
                (212) 258-6352